Exhibit 10.9

ESMARK INCORPORATED

NON-EMPLOYEE DIRECTORS DEFERRED COMPENSATION PLAN

Effective as of February 13, 2008

-i-

ESMARK INCORPORATED

NON-EMPLOYEE DIRECTORS DEFERRED COMPENSATION PLAN

1.	Purpose

The Esmark Incorporated Non-Employee Directors Deferred Compensation Plan (the “Plan”) provides a mechanism for the Board of Directors of Esmark Incorporated to pay compensation to its non-employee directors in cash or Esmark common stock. The Plan also allows such directors to defer receipt of such compensation until a future date, if desired. The Plan is intended to constitute a deferred compensation plan for non-employee Directors that meets the requirements of Section 409A of the Internal Revenue Code (the “Code”).

2.	Definitions

As used in the Plan, the following terms have the meanings indicated:

(a) “Annual Cash Retainer” means that portion of a Director’s Annual Retainer payable in cash (any portions of which may be elected to be paid in Company Stock if so determined by the Board).

(b) “Annual Retainer” means the annual base retainer paid to a Director for service on the Board and/or a Board committee, consisting of the Annual Cash Retainer and the Annual Stock Retainer.

(c) “Annual Stock Retainer” means that portion of a Director’s Annual Retainer payable in Company Stock.

(d) “Board” means the Board of Directors of the Company.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Company” means Esmark Incorporated, or any successor business by merger, purchase or otherwise that maintains the Plan.

(g) “Committee” means a committee of the Board.

(h) “Company Stock” means the common stock of Esmark Incorporated. In the event of a change in the capital structure of the Company, the shares resulting from such a change shall be deemed to be the Company Stock (as provided in Section 10) within the meaning of the Plan.

(i) “Deferral Election” has the meaning provided in Section 5(a).

(j) “Deferred Cash” means the amount credited to a Director’s Deferred Cash Account pursuant to an election to defer an Annual Cash Retainer or cash Meeting Fees.

(k) “Deferred Cash Account” means the bookkeeping account for Deferred Cash established for a Director pursuant to Section 5.

(l) “Director” means a member of the Company’s Board who is not (i) a current employee of the Company, or (ii) a former employee of the Company entitled to compensation for current or prior services. For purposes of this Section 2(m), the term “compensation” shall exclude payments to which the Director is entitled pursuant to the terms of any tax-qualified or non-qualified retirement plan or program sponsored by the Company.

(m) “Effective Date” means February 13, 2008.

(n) “Fair Market Value” means the closing price of a share of Company Stock, as reported in the Wall Street Journal, on a specified date.

(o) “Meeting Fees” means the fees paid to a Director for attending Board and Committee meetings, as determined by the Board according to the Company’s established rules for compensating Directors, excluding any expense reimbursements or similar items.

(p) “Plan Year” means a calendar year.

(q) “Separation from Service” is intended to have the same meaning as this term is defined under Treasury Regulation section 1.409A-1(h).

(r) “Stock Unit” means a hypothetical share of Company Stock. Each Stock Unit held in a Stock Unit Account shall be deemed to have the same value, from time to time, as a share of Company Stock, provided that Stock Units shall not confer upon any Director any of the rights associated with Company Stock, including, without limitation, the right to vote or to receive distributions.

(s) “Stock Unit Account” means the bookkeeping account for all of a Director’s Stock Units.

(t) “Trust” has the meaning provided in Section 8.

3.	Participation in the Plan

(a) Annual Retainer. For service during a Plan Year to the extent provided by the Board, a Director may receive an Annual Retainer, consisting of the Annual Cash Retainer and the Annual Stock Retainer. The Board shall determine the amount and the frequency of payment of each portion of the Annual Retainer, if any. Unless otherwise determined by the Board, a Director may elect whether to receive all or a portion of the Annual Cash Retainer in the form of Company Stock in increments of 20%. To the extent permitted by the Board, a Director also may elect to defer receipt of all or a portion of the Annual Cash Retainer paid in Company Stock pursuant to Section 5. Additionally, to the extent permitted by the Board, a Director also may elect to defer receipt of all or a portion of the Annual Cash Retainer paid in cash pursuant to Section 5.

(b) Meeting Fees. In addition to any Annual Retainer, a Director may also receive Meeting Fees in cash based on his or her attendance at Company Board and Committee meetings during a Plan Year. The Board shall determine the amount of Meeting Fees, if any, for each meeting. To the extent allowed by the Board, a Director also may elect to defer receipt of all or a portion of his or her Meeting Fees as provided in Section 5.

4.	Stock for the Plan

The shares of Company Stock available for distribution to Directors are shares authorized under the Esmark Incorporated Incentive Compensation Plan for distribution to Directors.

5.	Deferral of Annual Retainer and Meeting Fees

(a) Automatic Deferral of Annual Stock Retainer. Unless otherwise provided by the Board, all of a Director’s Annual Stock Retainer shall be deferred. A deferred Annual Stock Retainer shall be credited in the form of Stock Units to the Director’s Stock Unit Account. The number of Stock Units credited to the Stock Unit Account shall be equal to the number of shares of Company Stock in the Annual Stock Retainer.

(b) Deferral Election Procedure. To the extent permitted by the Board, a Director may elect to defer the receipt of all or a portion of his or her Annual Cash Retainer and/or Meeting Fees by completing a deferral election form provided by the Company for this purpose (“Deferral Election”). A Deferral Election must be in writing and delivered to the Corporate Secretary of the Company by December 31 of the year prior to the start of the Plan Year to which the Deferral Election pertains. In addition, a Director may make an election within 30 days of the Effective Date with respect to amounts payable after the date of the Deferral Election. Also, a Director who first becomes eligible to participate in the Plan during a Plan Year may submit a Deferral Election within 30 days of the date on which he or she becomes eligible to participate. A Deferral Election once made for a Plan Year shall be irrevocable. A Deferral Election may be made for a single Plan Year or may be made applicable to all future Plan Years until revoked. Any revocation shall be effective as of the first day of the next Plan Year after the revocation is made.

(c) Deferral of Annual Cash Retainer. To the extent permitted by the Board, a Director may elect to defer all or a portion of his or her Annual Cash Retainer that is payable in Company Stock. The amount deferred shall be credited to his or her Stock Unit Account. In addition, to the extent permitted by the Board, a Director may elect to defer all or a portion of his or her Annual Cash Retainer paid in cash. The amount deferred shall be credited to his or her Deferred Cash Account. The Director’s Deferral Election shall be irrevocable; a Director may not elect to convert Stock Units to Deferred Cash or vice versa.

(i) The number of Stock Units credited to the Director’s Stock Unit Account attributable to the Company Stock portion of the deferred Annual Cash Retainer shall be equal to the number of shares of Company Stock that otherwise would have been payable to the Director.

(ii) Deferrals of the Annual Cash Retainer in the form of Deferred Cash shall be credited to the Director’s Deferred Cash Account as of the day the Annual Cash Retainer would have been paid to the Director but for the deferral.

(d) Deferral of Meeting Fees.

(i) To the extent permitted by the Board, a Director may elect to defer all or a portion of his or her Meeting Fees.

(ii) To the extent permitted by the Board, the Director may elect to have deferred cash Meeting Fees credited to his or her Deferred Cash Account or Stock Unit Account, or a combination of the two accounts. The Director’s Deferral Election shall specify the portion to be deferred to each account and the election shall be irrevocable; a Director may not elect to convert Stock Units to Deferred Cash or vice versa.

(iv) The number of Stock Units attributable to cash Meeting Fees shall be determined by dividing the amount of the deferred Meeting Fee by the Fair Market Value of a share of Company Stock on the last day of the month in which the meeting occurs and the Stock Units shall be credited to the Director’s Stock Unit Account as of that date and the amount of deferred cash Meeting Fees shall be rounded to the nearest whole share.

(v) Deferrals of cash Meeting Fees in the form of Deferred Cash shall be credited to the Director’s Deferred Cash Account as of the day the Meeting Fees would have been paid to the Director but for the deferral.

(e) Interest Credits to Deferred Cash Accounts. Interest is credited to a Deferred Cash Account on the last day of each calendar quarter of the Plan Year based on the balance in the Deferred Cash Account at the end of the preceding day. Interest will be credited at the annual rate determined by the Board. Interest credits are accrued on a monthly basis through the end of the month preceding the month of distribution of a Deferred Cash Account.

6.	Stock Unit Account

(a) All Stock Units credited to a Director’s Stock Unit Account shall be credited with hypothetical cash dividends equal to the cash dividends that are declared and paid on Company Stock. On each record date, the Company shall determine the amount of cash dividends to be paid per share of Company Stock. On the payment date of such dividend, the Company shall credit an equal amount of hypothetical cash dividends to each Stock Unit. The hypothetical cash dividends shall be converted into Stock Units by dividing the hypothetical cash dividends by the Fair Market Value of Company Stock for the last trading day preceding the day on which the Company pays dividends on its Common Stock. Hypothetical cash dividends shall continue to be credited to Stock Units and shall be converted into additional Stock Units as described in this subsection until all of the Stock Units in a Director’s Stock Unit Account have been distributed. The provisions of this subsection shall also apply to any distribution of Company Stock other than cash dividends or stock dividends, the market value of any such distributions to be determined by the Board.

(b) Stock Units and the Stock Unit Account may not be sold, assigned, transferred, disposed of, pledged, hypothecated or otherwise encumbered.

7.	Distributions

(a) Distribution Election. A Director may elect to receive his or her Deferred Cash Account and Stock Unit Account in a single lump sum payment or in ten (10) substantially equal annual installments. A distribution election shall be made at the time the Director becomes a Participant in the Plan and shall be irrevocable.

(b) Time of Distribution. Distribution of the Deferred Cash Account and Stock Unit Account shall be made (or in the case of installment payments, shall begin) as soon as administratively practicable after, but no later than 90 days after, the Director’s Separation from Service.

(c) Distribution upon Death of Director. In the event of a Director’s Separation from Service on account of death, payment shall be made to the Director’s Beneficiary in a single lump sum payment as soon as administratively practicable after, but no later than 90 days after, the death. If a Director dies after installment payments have commenced, the balance of the unpaid installment payments shall be paid in a single lump sum payment as soon as administratively practicable after, but no later than 90 days after, the Director’s death.

(d) Form of Payment. Payment of the Deferred Cash Account shall be made in cash. Payment of the Stock Unit Account shall be made in whole shares of Company Stock equal to the number of whole Stock Units in the Stock Unit Account. Payment for fractional shares shall be made in cash.

8.	Trust

(a) With respect to the (i) the Annual Stock Retainer and (ii) the Annual Cash Retainer and Meeting Fees deferred into Stock Units, the Company may but is not required to, issue shares of Company Stock to a Trust equal to the number of Stock Units.

(b) The Corporate Secretary of the Company shall be the trustee of the Trust unless the Board designates another person or entity as trustee. The Trust shall secure the Company’s obligation to pay shares of Company Stock to the Director. The Trust and its assets shall remain subject to the claims of the Company’s creditors. Any interest that the Director may be deemed to have in the Trust may not be sold, hypothecated or transferred (including, without limitation, transfer by gift), except by will or the laws of descent and distribution. Shares issued to the Trust shall be issued in the name of the trustee and the trustee shall maintain a separate account for each Director. The trustee shall invest all cash dividends on Company Stock in additional shares of Company Stock to be held in the separate account of the Director. The Director shall have the right to direct the trustee as to the voting of the number of shares of Company Stock equal to the number of Stock Units in the Director’s Stock Unit Account.

9.	No Acceleration of Benefits

Notwithstanding any other provision in this Plan to the contrary, the time or schedule for any payment of the Deferred Cash Account or the Stock Unit Account under this Plan shall not be accelerated under any circumstances

10.	Effect of Stock Dividends and Other Changes to Company Stock

In the event of a stock dividend, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation or other change in the Company’s capital stock, the number and kind of shares of Company Stock to be subject to the Plan and the maximum number of shares which are authorized for distribution under the Plan shall be appropriately adjusted by the Board or a Committee of the Board, whose determination shall be binding on all persons.

11.	Interpretation and Administration of the Plan

The Board shall administer, construe and interpret the Plan. Any decision of the Board with respect to the Plan shall be final, conclusive and binding upon all Directors. The Board may act by a majority of its members. The Board may authorize any member of the Board or any officer of the Company to execute and deliver documents on behalf of the Board. The Board may consult with counsel, who may be counsel to the Company, and shall not incur any liability for action taken in good faith in reliance upon the advice of counsel. The Corporate Secretary of the Company shall be authorized to take or cause to be taken such actions of a ministerial nature as necessary to effectuate the intent and purposes of the Plan, including issuing Company Stock for the Plan, maintaining records of the Directors accounts, and arranging for distributions of such accounts in accordance with this Plan document. The Board shall interpret this Plan for all purposes in accordance with Code section 409A and the regulations thereunder.

12.	Term of the Plan

The Plan shall continue until terminated at any time by action of the Board or until there are no remaining shares available for the Plan under Section 4. Any termination of the Plan by the Board shall not alter or impair any of the rights or obligations for any benefit previously deferred under the Plan.

13.	Amendment of the Plan

The Board may suspend or terminate the Plan or revise or amend the Plan in any respect; provided, any amendment or termination of the Plan shall not adversely affect a Director with respect to any benefit previously deferred under the Plan.

14.	Rights Under the Plan

The Plan shall not constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain any person as a director for any period of time.

15.	Beneficiary

A Director may designate in writing delivered to the Company’s Corporate Secretary, one or more beneficiaries (which may include a trust) to receive any distributions under the Plan after the death of the Director. If a Director fails to designate a beneficiary, or no designated beneficiary survives the Director, any payments to be made with respect to the Director after death shall be made to the personal representative of the Director’s estate.

16.	Notice

All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows: (a) if to the Company—at its principal business address to the attention of the Corporate Secretary; (b) if to any Director—at the last address of the Director known to the sender at the time the notice or other communication is sent.

17.	Construction

The Plan shall be construed and enforced according to the laws of the State of Delaware. Headings and captions are for convenience only and have no substantive meaning. Reference to one gender includes the other, and references to the singular and plural include each other.